UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2010
Gen-Probe Incorporated
(Exact Name of Registrant as Specified in Charter)

Delaware	000-49834	33-0044608
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

10210 Genetic Center Drive
San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 410-8000
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
     On May 13, 2010, Gen-Probe Incorporated (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”). Stockholders of record at the close of business on March 19, 2010 were entitled to notice of, and to vote in person or by proxy at, the Annual Meeting. As of this record date, there were 49,737,845 shares of common stock outstanding and entitled to vote at the Annual Meeting.
     Set forth below are voting results for the three proposals that were subject to a vote of the Company’s stockholders at the Annual Meeting:
1)	The election of three nominees for director to serve a three-year term expiring at the Company’s 2013 Annual Meeting of Stockholders:

Director Nominee	For	Against	Abstain	Broker Non-Votes
Carl W. Hull	40,041,107	886,781	99,093	2,163,342
Armin M. Kessler	39,468,003	1,541,134	17,844	2,163,342
Lucy Shapiro, Ph.D.	40,088,731	934,675	3,575	2,163,342
2)	To ratify the selection by the Audit Committee of the Company’s Board of Directors of Ernst & Young LLP as the Company’s independent auditors for its fiscal year ending December 31, 2010:

For	Against	Abstain	Broker Non-Votes
40,821,218	2,356,069	13,036	0
3)	To ratify the Board of Directors’ election of Brian A. McNamee, M.B.B.S. to the Company’s Board of Directors:

For	Against	Abstain	Broker Non-Votes
40,303,747	703,250	19,984	2,163,342
     No other matters were subject to a vote of the Company’s stockholders at the Annual Meeting.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2010	GEN-PROBE INCORPORATED
	By:	/s/ R. William Bowen
R. William Bowen
Senior Vice President, General Counsel and Corporate Secretary